EX-99.1

Contacts:
Elise Caffrey	Matthew Lloyd
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3720
ecaffrey@irobot.com	mlloyd@irobot.com

iRobot Reports Fourth-Quarter and Full-Year Financial Results
Home Robot Business Up 19 Percent in 2014, Expected to Drive Continued Growth in 2015

BEDFORD, Mass., Feb. 4, 2015 - iRobot Corp. (NASDAQ: IRBT), a leader in delivering robotic technology-based solutions, today announced its financial results for the fourth quarter and full year ended December 27, 2014.

“2014 was a great year for iRobot. Our Home Robot business increased 19 percent over 2013, driven by growth in both domestic and overseas markets,” said Colin Angle, chairman and chief executive officer of iRobot. “All three of our businesses met our expectations and made significant progress against their strategic plans, setting us up well for 2015.

“In 2015 our financial performance will continue to be driven by our Home Robot business. In the United States, we expect strong Home Robot revenue growth in the mid teens while overseas growth will be tempered by macros and currency devaluations. Overall, Home Robot revenue is expected to grow 11 to 13 percent in 2015 and comprise 90 percent of total company revenue. We anticipate Defense & Security will grow for the first time since 2011, and our Remote Presence business will focus on improving the scalability of our solution while holding revenue flat at 2014 levels.

“For 2015, we expect revenue of $625 to $635 million, EPS of between $1.25 and $1.45, and Adjusted EBITDA of $85 to $95 million. Additionally, 2015 will be an important year for iRobot as we begin to roll out and monetize investments we have been making in crucial robotic technology.”

Financial Results

•
Revenue for the fourth quarter of 2014 was $159.3 million, compared with $126.3 million for the fourth quarter of 2013. Revenue for the full year 2014 was $556.8 million, compared with $487.4 million for the full year 2013.

•
Net income for the fourth quarter of 2014 was $9.4 million, compared with $3.2 million for the fourth quarter of 2013. Net income for the full year 2014 was $37.8 million, compared with $27.6 million for full-year 2013.

•	Quarterly earnings per share were $0.31, compared with $0.11 in the fourth quarter last year. Full-year earnings per share were $1.25, compared with $0.94 last year.

•
Adjusted EBITDA for the fourth quarter of 2014 was $19.7 million, compared with $12.8 million in the fourth quarter of 2013. Adjusted EBITDA for the full year 2014 was $79.8 million, compared with $62.2 million for full-year 2013.

Business Highlights

•
Full-year domestic Home Robot revenue growth of more than 20 percent, coupled with international Home Robot revenue growth of 17 percent, drove a 19 percent year-over-year increase in full-year Home Robot revenue.

•	Our Defense & Security business delivered results consistent with our expectations, exited the year with a solid backlog, and is positioned for healthy growth in 2015.

•	Our Remote Presence business continued to ramp sales of telemedicine robots to our partner InTouch Health for use in hospitals, and Ava 500 Video Collaboration Robots to several Fortune 500 customers.

Financial Expectations

Management provides the following expectations with respect to the year ending January 2, 2016 and first quarter ending March 28, 2015.

Fiscal Year 2015:
Revenue	$625 - $635 million
Earnings Per Share	$1.25 - $1.45
Adjusted EBITDA	$85 - $95 million

Full-Year 2015 BU Revenue:
Home	$565 - $575 million
Defense & Security	$55 - $60 million
Remote Presence	$3 million

Q1 2015:
Revenue	$114 - $117 million
Earnings Per Share	$0.08 - $0.10
Adjusted EBITDA	$10 - $11 million

Fourth-Quarter and Full-Year Conference Call

iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter and full year 2014, and outlook for 2015 financial performance. Pertinent details include:

Date:	Thursday, February 5, 2015
Time:	8:30 a.m. ET
Call-In Number:	847-619-6397
Passcode:	38036844

A live, audio broadcast of the conference call will also be available at http://investor.irobot.com/phoenix.zhtml?c=193096&p=irol-EventDetails&EventId=5168619. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 12, and can be accessed by dialing 630-652-3042, passcode 38036844#.

About iRobot Corp.
iRobot designs and builds robots that make a difference. The company’s home robots help people find smarter ways to clean, its defense & security robots protect those in harm’s way, and its remote presence robots enable virtual presence from anywhere in the world. iRobot’s consumer and military robots feature proprietary technologies incorporating advanced concepts in navigation, mobility, manipulation and artificial intelligence. For more information about iRobot, please visit www.irobot.com.
For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding future financial performance, future operating performance and growth, outlook for and future performance of our businesses, demand for our robots, the impact of our investments to develop robotic technology, anticipated fiscal year 2015 revenue for our businesses, anticipated revenue, earnings per share and Adjusted EBITDA for fiscal year 2015 and the first quarter ending March 28, 2015. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market, the financial strength of our customers and retailers, general economic conditions, market acceptance of our products, our dependence on the U.S. federal government and government contracts, the timing of government contracts and orders, changes in government policies or spending priorities, and competition.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

This press release includes Adjusted EBITDA, which is a non-GAAP financial measure as defined by SEC Regulation G. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. A reconciliation between net income and Adjusted EBITDA is provided in the financial tables at the end of this press release.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013
Revenue	$159,342	$126,343	556,846	487,401
Cost of Revenue	83,007	67,413	298,791	266,247
Gross Margin	76,335	58,930	258,055	221,154
Operating Expense
Research & development	17,886	18,008	69,408	63,649
Selling & marketing	32,180	22,199	86,091	71,529
General & administrative	13,501	14,010	49,439	53,358
Total	63,567	54,217	204,938	188,536
Operating income	12,768	4,713	53,117	32,618
Other income (expense), net	(239)	(154)	(708)	(203)
Income before income taxes	12,529	4,559	52,409	32,415
Income tax expense	3,143	1,371	14,606	4,774
Net income	$9,386	$3,188	$37,803	$27,641

Net income per common share:
Basic	$0.32	$0.11	$1.28	$0.97
Diluted	$0.31	$0.11	$1.25	$0.94

Shares used in per common share calculations:
Basic	29,626	28,902	29,485	28,495
Diluted	30,240	29,712	30,210	29,354

Stock-based compensation included in above figures:
Cost of revenue	$239	$204	$865	$700
Research & development	934	737	3,359	2,700
Selling & marketing	436	414	1,296	1,246
General & administrative	2,153	2,385	8,258	8,763
Total	$3,762	$3,740	$13,778	$13,409

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 27, 2014	December 28, 2013

Assets
Cash and equivalents	$185,957	$165,404
Short term investments	36,166	21,954
Accounts receivable, net	71,056	39,348
Unbilled revenues	2,614	856
Inventory	47,857	46,107
Deferred tax assets	21,505	20,144
Other current assets	9,704	6,848
Total current assets	374,859	300,661
Property, plant and equipment, net	31,297	23,661
Deferred tax assets	8,409	10,095
Goodwill	48,751	48,751
Intangible assets, net	19,146	22,668
Other assets	10,751	10,501
Total assets	$493,213	$416,337

Liabilities and stockholders' equity
Accounts payable	$60,256	$41,344
Accrued expenses	18,701	14,880
Accrued compensation	16,235	19,606
Deferred revenue and customer advances	3,849	5,085
Total current liabilities	99,041	80,915
Long term liabilities	3,736	4,733
Stockholders' equity	390,436	330,689
Total liabilities and stockholders' equity	$493,213	$416,337

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 27, 2014	December 28, 2013
Cash flows from operating activities:
Net income	$37,803	$27,641
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,049	12,169
Loss on disposal of property and equipment	246	189
Goodwill and intangible assets impairment	—	1,988
Stock-based compensation	13,778	13,409
Deferred income taxes, net	3,101	(768)
Tax benefit of excess stock based compensation deductions	(3,051)	(2,406)
Non-cash director deferred compensation	49	44
Changes in operating assets and liabilities — (use) source
Accounts receivable	(31,708)	(9,935)
Unbilled revenue	(1,758)	340
Inventory	(2,387)	(9,365)
Other assets	(2,856)	1,980
Accounts payable	16,249	(1,743)
Accrued expenses	3,695	1,255
Accrued compensation	(3,371)	7,751
Deferred revenue and customer advances	(1,236)	(1,172)
Change in long term liabilities	(997)	515
Net cash provided by operating activities	40,606	41,892

Cash flows from investing activities:
Purchase of property and equipment	(13,774)	(6,829)
Change in other assets	(250)	(2,000)
Purchases of investments	(31,219)	(17,946)
Sales of investments	16,500	8,044
Proceeds from sale of assets	—	650
Net cash used in investing activities	(28,743)	(18,081)

Cash flows from financing activities:
Proceeds from stock option exercises	8,943	13,629
Income tax withholding payment associated with restricted stock vesting	(1,626)	(1,212)
Stock repurchases	(1,678)	—
Tax benefit of excess stock based compensation deductions	3,051	2,406
Net cash provided by financing activities	8,690	14,823

Net increase in cash and cash equivalents	20,553	38,634
Cash and cash equivalents, at beginning of period	165,404	126,770
Cash and cash equivalents, at end of period	$185,957	$165,404

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended		For the twelve months ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Revenue: *
Home Robots	$134,131	$108,263	$507,414	$427,853
Domestic	$57,759	$47,843	$187,648	$154,112
International	$76,372	$60,420	$319,766	$273,741

Defense & Security	$24,133	$16,339	$45,502	$50,003
Domestic	$16,483	$10,035	$26,081	$34,193
International	$7,650	$6,304	$19,421	$15,810

Product	$21,367	$16,321	$42,314	$45,612
Contract	$2,766	$18	$3,188	$4,391

Product Life Cycle	$16,290	$11,625	$27,493	$26,097

Gross Margin Percent:
Home Robots	52.2%	49.6%	50.5%	49.3%
Defense & Security	47.4%	59.4%	46.4%	50.1%
Total Company	47.9%	46.6%	46.3%	45.4%

Units shipped:
Home Robots *	571	494	2,174	1,933
Defense & Security	135	49	265	534

Average gross selling prices for robot units:
Home Robots	$255	$233	$245	$231
Defense & Security *	$37	$96	$56	$36

Defense & Security Funded Product Backlog *	$18,188	$8,765	$18,188	$8,765

Days sales outstanding	42	29	42	29

Days in inventory	53	63	53	63

Headcount	572	528	572	528

* in thousands

iRobot Corporation
Adjusted EBITDA Reconciliation to GAAP
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 27, 2014	December 28, 2013	December 27, 2014	December 28, 2013

Net income	$9,386	$3,188	$37,803	$27,641

Interest income, net	(174)	(131)	(673)	(660)
Income tax expense	3,143	1,371	14,606	4,774
Depreciation	2,516	2,153	9,192	8,077
Amortization	955	987	3,857	4,092

EBITDA	15,826	7,568	64,785	43,924

Stock-based compensation expense	3,762	3,740	13,778	13,409
Merger and acquisition expense	—	7	—	400
Net intellectual property litigation expense	73	758	1,214	1,202
Restructuring expense	—	721	—	3,296

Adjusted EBITDA	$19,661	$12,794	$79,777	$62,231

Use of Non-GAAP Financial Measures

In evaluating its business, iRobot considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, merger and acquisition expense, net intellectual property litigation expense, and restructuring expense. The Company also presents Adjusted EBITDA because it believes it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

The term Adjusted EBITDA is not defined under U.S. generally accepted accounting principles, or U.S. GAAP, and is not a measure of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool, and when assessing the Company's operating performance, investors should not consider Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Among other things, Adjusted EBITDA does not reflect the Company's actual cash expenditures. Other companies may calculate similar measures differently than iRobot, limiting their usefulness as comparative tools. iRobot compensates for these limitations by relying primarily on its GAAP results and using Adjusted EBITDA only supplementally.

iRobot Corporation
8 Crosby Drive, Bedford, MA 01730-1402 Ù 781.430.3000 Ù Fax 781.430.3001 Ù www.irobot.com